Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 1, 2023, with respect to the consolidated financial statements of Immunocore Holdings plc and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
London, United Kingdom
April 6, 2023